Exhibit 99.1

Jamf Announces Preliminary Second Quarter 2021 Financial Results
•Q2 total revenue of $86.2 million, representing year-over-year growth of approximately 39%
•ARR year-over-year growth of 38% to $333.0 million as of June 30, 2021
•Q2 cash flow provided by operations of $34.0 million; Unlevered free cash flow of $33.1 million, or 38% of total revenue
MINNEAPOLIS, MN – August 10, 2021 – Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced preliminary financial results for its second quarter ended June 30, 2021.
Second Quarter 2021 Financial Highlights
Jamf expects to report the following financial results:
•ARR: ARR increase of 38% year-over-year to $333.0 million as of June 30, 2021.
•Revenue: Total revenue of $86.2 million, an increase of approximately 39% year-over-year.
•Gross Profit: GAAP gross profit of $66.9 million, or approximately 78% of total revenue, compared to $48.6 million in the second quarter of 2020. Non-GAAP Gross Profit was $70.2 million, or approximately 81% of total revenue, compared to $51.4 million in the second quarter of 2020.
•Operating Loss/Income: GAAP operating loss of $16.1 million, compared to GAAP operating income of $3.7 million in the second quarter of 2020. Non-GAAP Operating Income of $7.7 million, or approximately 9% of total revenue, compared to $10.8 million in the second quarter of 2020.
•Cash Flow: Cash flow provided by operations of $34.0 million, compared to $16.8 million in the second quarter of 2020. Unlevered free cash flow of $33.1 million, or approximately 38% of total revenue, compared to $21.0 million, or approximately 34% of total revenue in the second quarter of 2020.

In addition, Jamf intends to revise prior period financial statements in subsequent filings to correct an immaterial error related to certain commissions that were incorrectly capitalized and will report final second quarter results as soon as practicable. The immaterial error has no impact on key business metrics.
A preliminary reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.
“Our strong preliminary results demonstrate balanced growth across our products, geographies and top industries, with particular strength in our Commercial business due to the improving operating environment,” said Dean Hager, CEO of Jamf. “This performance, along with strength in our add-on products, gives us confidence as we enter the second half of the year and begin to integrate the Wandera solutions into our platform. We’ll continue to execute our strategy and extend our leadership in Apple Enterprise Management as we start to deliver the full Jamf platform that connects, manages and protects all Apple devices, data and users.”
Recent Business Highlights
•Ended the second quarter with 23.2 million Apple devices on our platform, representing growth of 35% year over year, and more than 53,000 customers, representing growth of approximately 3,000 customers within the quarter.
•Completed the acquisition of Wandera, a leader in zero trust cloud security and access for mobile devices, on July 1, 2021.
•Expanded Jamf Connect with Jamf Unlock, a workflow application that provides enterprise-grade, passwordless, multi-factor security, allowing users to authenticate to Mac via Face ID from their iPhone or iPad.
•Launched Compliance Reporter, a solution that provides greater visibility into Mac activity for threat hunting and compliance checks.

•Announced enhancements to Jamf Marketplace and Jamf Developer Portal to help organizations elevate their Apple enterprise environments.
•Introduced Jamf Setup and Jamf Reset with Single Login to enhance iPhone and iPad shared device management for frontline workers.
•Unveiled key improvements to Jamf Nation, the world’s largest online community of Apple administrators.
•Jamf ranked #30 on the Fortune Best Workplaces for MillennialsTM 2021 list.
Financial Reporting Update
Jamf has recently identified an immaterial error related to certain commissions that were incorrectly capitalized instead of being expensed in its prior period financial statements and will revise its previously issued consolidated financial statements for fiscal years 2018, 2019, 2020, quarters of 2019 and 2020, and the first quarter of 2021 in subsequent filings.
Jamf determined that the error had no impact on key business metrics, including revenue, ARR, dollar-based net retention, operating cash flow and unlevered free cash flow for the relevant periods. Jamf currently estimates that the error will result in an expense adjustment of approximately 1% or less of total GAAP expenses in any of the relevant periods. Jamf does not believe the error will have a material impact on future period operating expense rates. The financial information presented herein reflects the preliminary, estimated impact of the error for the applicable periods and is subject to further revision.
Jamf expects to correct the immaterial error in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Given the timing of the error being identified, Jamf’s second quarter 2021 financial results are preliminary subject to the completion of the audit process. Jamf plans to provide its final financial results for the quarter ended June 30, 2021 and file the related Quarterly Report on Form 10-Q as soon as practicable.

Financial Outlook
For the third quarter of fiscal year 2021, the company currently expects:
•Total revenue of $92.5 to $94.5 million, including an anticipated Wandera revenue contribution of approximately $5 million
•Non-GAAP Operating Income of $0.5 to $1.5 million, including an anticipated Wandera Non-GAAP Operating Loss contribution of approximately $5 million
For the full year 2021, the company currently expects:
•Total revenue of $357 to $361 million, including an anticipated Wandera revenue contribution of approximately $11 million
•Non-GAAP Operating Income of $18 to $20 million, including an anticipated Wandera Non-GAAP Operating Loss contribution of approximately $10.5 million
To assist with modeling, for the third quarter of 2021 and full year 2021 amortization is expected to be approximately $11.8 million and $40.6 million, respectively. These amounts reflect the impact of the preliminary purchase price allocation for the Wandera acquisition and are subject to change. In addition, for the third quarter of 2021 and full year 2021 stock-based compensation and related payroll taxes is expected to be approximately $9.5 million and $59.5 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of Non-GAAP Operating Income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, costs associated with our secondary offering, amortization and stock-based compensation. Accordingly, a reconciliation for forward-looking Non-GAAP Operating Income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected

GAAP operating income (loss) being materially less than is indicated by currently estimated Non-GAAP Operating Income.
Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on August 10, 2021. The press release with preliminary financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 519-1319, and international parties can access the call by dialing +1 (914) 800-3885.
The webcast will be accessible on Jamf’s investor relations website at https://ir.jamf.com. A telephonic replay of the conference call will be available through Tuesday, August 17, 2021. To access the replay, parties should dial (855) 859-2056, or (404) 537-3406 and enter the passcode 9480905#.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Non-GAAP Operating Expenses, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Income (Loss), Non-GAAP Operating Income (Loss) Margin, Non-GAAP Net Income (Loss), Unlevered Free Cash Flow and Unlevered Free Cash Flow Margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, costs associated with our secondary offerings, foreign currency transaction loss, payroll taxes related to stock-based compensation, legal reserve and discrete tax items. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the company's management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Jamf strongly encourages investors review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Preliminary Financial Information
Jamf has not yet filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. The preliminary financial results and other information provided above are subject to the completion of Jamf’s audit processes, final adjustments (if any), and any other developments that may arise between now and the time the financial results for the second quarter of 2021 are finalized. Therefore, this information represents management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results and other information provided herein may materially differ from the actual results that will be reflected in the consolidated financial statements for the quarter when they are completed and publicly disclosed. Jamf undertakes no obligation to update or supplement the information provided herein until Jamf reports its final financial results for the fiscal quarter ended June 30, 2021.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events statements about the potential benefits of the acquisition, possible or assumed business strategies, potential growth opportunities, and the potential value creation as a result of combined offerings. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: statements regarding the planned revision, the significance of the errors and adjustments related to the revision (which are management’s best estimates as of the date hereof); the quantitative effects of the revision; statements regarding Jamf's future financial and operating performance (including its financial outlook for future reporting periods); the ability of Jamf to realize the potential benefits of the acquisition of Wandera; other risks related to Jamf’s integration of Wandera’s business, team, and technology; the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; the impact of reputational harm if users perceive our products as the cause of device failure; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to meet service-level commitments under our subscription agreements; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including Amazon Web Services; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with potential acquisitions and divestitures, including, but not limited to, disruptions to ongoing operations; diversions of management from day-to-day responsibilities; adverse impacts on our financial condition; failure of an acquired business to further our strategy; uncertainty of synergies; personnel issues; resulting lawsuits and issues unidentified in diligence processes; our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of our often long and unpredictable sales cycle; our ability to develop and expand our marketing and sales capabilities; the risks associated with sales to new and existing enterprise customers; the risks associated with free trials and other inbound, lead-generation sales strategies; the risks associated with indemnity provisions in our contracts; our management team’s limited experience managing a public company; the impact of any catastrophic events; the impact of global economic conditions; risks associated with cyber-security events; the impact of real or perceived errors, failures or bugs in our products; the impact of interruptions or performance problems associated with our technology or infrastructure; the impact of general disruptions to data transmission; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the risks associated with intellectual property infringement claims; our reliance on third-party software and intellectual property licenses; our ability to protect our intellectual property and proprietary rights; and the risks associated with our use of open source software in our products.
Additional information concerning these and other factors can be found in the company’s filings with the Securities and Exchange Commission. Given these factors, as well as other variables that may affect Jamf’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-

looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Jamf undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About Jamf
Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience people love to businesses, schools and government organizations through its software and the world’s largest online community of IT admins focused exclusively on Apple, Jamf Nation. To learn more, visit: www.jamf.com.
Investor Contact
Jennifer Gaumond
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Preliminary Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020 (1)
		(As Revised)
Assets
Current assets:
Cash and cash equivalents	$226,485	$194,868
Trade accounts receivable, net of allowances of $480 and $530	66,667	69,056
Income taxes receivable	565	632
Deferred contract costs	10,480	8,284
Prepaid expenses	14,432	13,283
Other current assets	2,687	1,113
Total current assets	321,316	287,236
Equipment and leasehold improvements, net	17,223	15,130
Goodwill	541,850	541,480
Other intangible assets, net	189,021	202,878
Deferred contract costs, non-current	25,993	22,202
Other assets	28,112	5,359
Total assets	$1,123,515	$1,074,285

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,037	$6,967
Accrued liabilities	38,263	31,916
Income taxes payable	417	713
Deferred revenues	180,707	160,002
Total current liabilities	228,424	199,598
Deferred revenues, non-current	57,750	45,507
Deferred tax liability, net	4,306	5,087
Other liabilities	29,076	13,079
Total liabilities	319,556	263,271
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	118	117
Additional paid-in capital	917,116	903,116
Accumulated deficit	(113,275)	(92,219)
Total stockholders’ equity	803,959	811,014
Total liabilities and stockholders’ equity	$1,123,515	$1,074,285
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.

Jamf Holding Corp.
Preliminary Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020 (1)(3)	2021 (2)	2020 (1)(3)
		(As Revised)		(As Revised)
Revenue:
Subscription	$80,718	$58,600	$155,200	$112,804
Services	3,929	2,632	7,932	6,719
License	1,591	1,032	3,833	2,794
Total revenue	86,238	62,264	166,965	122,317
Cost of revenue:
Cost of subscription(4) (exclusive of amortization expense shown below)	13,875	8,740	25,889	17,988
Cost of services(4) (exclusive of amortization expense shown below)	2,607	2,210	5,072	5,300
Amortization expense	2,860	2,678	5,637	5,355
Total cost of revenue	19,342	13,628	36,598	28,643
Gross profit	66,896	48,636	130,367	93,674
Operating expenses:
Sales and marketing(4)	32,617	20,781	62,784	43,785
Research and development(4)	17,203	11,949	32,829	24,587
General and administrative(4)	27,508	6,528	43,752	17,743
Amortization expense	5,623	5,634	11,250	11,308
Total operating expenses	82,951	44,892	150,615	97,423
Income (loss) from operations	(16,055)	3,744	(20,248)	(3,749)
Interest expense, net	(167)	(4,690)	(222)	(9,468)
Foreign currency transaction loss	(308)	(13)	(526)	(317)
Other income, net	—	36	—	91
Loss before income tax (provision) benefit	(16,530)	(923)	(20,996)	(13,443)
Income tax (provision) benefit	63	89	(60)	3,113
Net loss	$(16,467)	$(834)	$(21,056)	$(10,330)
Net loss per share, basic and diluted	$(0.14)	$(0.01)	$(0.18)	$(0.10)
Weighted‑average shares used to compute net loss per share, basic and diluted	117,909,720	102,862,404	117,649,467	102,861,475
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.
(2) Includes the three months ended March 31, 2021, which has been revised to correct the immaterial errors noted above.
(3) In the fourth quarter of 2020, we reclassified on-premise subscription revenue from license revenue to subscription revenue on a retroactive basis.

(4) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue:
Subscription	$344	$38	$668	$76
Services	75	—	152	—
Sales and marketing	1,088	111	1,930	222
Research and development	1,153	141	1,931	298
General and administrative	1,446	474	2,257	979
	$4,106	$764	$6,938	$1,575

Jamf Holding Corp.
Preliminary Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021 (2)	2020 (1)
		(As Revised)
Cash flows from operating activities
Net loss	$(21,056)	$(10,330)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	19,538	19,170
Amortization of deferred contract costs	5,861	3,452
Amortization of debt issuance costs	249	571
Non-cash lease expense	2,398	—
Provision for bad debt expense and returns	(41)	812
Share‑based compensation	6,938	1,575
Deferred tax benefit	(669)	(3,082)
Adjustment to contingent consideration	4,237	(3,700)
Other	454	(156)
Changes in operating assets and liabilities:
Trade accounts receivable	2,249	(7,316)
Income tax receivable/payable	(238)	(278)
Prepaid expenses and other assets	(2,986)	928
Deferred contract costs	(11,848)	(8,035)
Accounts payable	2,284	202
Accrued liabilities	(1,889)	(2,371)
Deferred revenue	32,627	16,833
Other liabilities	(86)	1,240
Net cash provided by operating activities	38,022	9,515
Cash flows from investing activities
Acquisition, net of cash acquired	(3,041)	—
Purchases of equipment and leasehold improvements	(5,211)	(1,366)
Proceeds from sale of equipment and leasehold improvements	22	—
Net cash used in investing activities	(8,230)	(1,366)
Cash flows from financing activities
Debt issuance costs	(530)	—
Cash paid for offering costs	(243)	(2,203)
Cash paid for contingent consideration	(4,206)	—
Proceeds from the exercise of stock options	7,063	103
Net cash provided by (used in) financing activities	2,084	(2,100)
Effect of exchange rate changes on cash and cash equivalents	(259)	—
Net increase in cash and cash equivalents	31,617	6,049
Cash and cash equivalents, beginning of period	194,868	32,375
Cash and cash equivalents, end of period	$226,485	$38,424
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.
(2) Includes the three months ended March 31, 2021, which has been revised to correct the immaterial errors noted above.

Jamf Holding Corp.
Preliminary Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020 (1)	2021 (2)	2020 (1)
		(As Revised)		(As Revised)
SaaS subscription and support and maintenance	$72,121	$52,830	$138,897	$102,494
On‑premise subscription	8,597	5,770	16,303	10,310
Subscription revenue	80,718	58,600	155,200	112,804
Professional services	3,929	2,632	7,932	6,719
Perpetual licenses	1,591	1,032	3,833	2,794
Non‑subscription revenue	5,520	3,664	11,765	9,513
Total revenue	$86,238	$62,264	$166,965	$122,317
(1) Certain prior period amounts have been revised to correct immaterial errors.
(2) Includes the three months ended March 31, 2021, which has been revised to correct the immaterial errors noted above.

Jamf Holding Corp.
Preliminary Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020 (1)	2021 (2)	2020 (1)
		(As Revised)		(As Revised)
Operating expenses	$82,951	$44,892	$150,615	$97,423
Amortization expense	(5,623)	(5,634)	(11,250)	(11,308)
Stock-based compensation	(3,687)	(726)	(6,118)	(1,499)
Acquisition-related expense	(2,215)	(1,636)	(2,325)	(3,236)
Acquisition-related earnout	(3,937)	3,700	(4,237)	3,700
Offering costs	(594)	—	(594)	—
Payroll taxes related to stock-based compensation	(221)	—	(616)	—
Legal reserve	(4,200)	—	(4,200)	—
Non-GAAP Operating Expenses	$62,474	$40,596	$121,275	$85,080

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020 (1)	2021 (2)	2020 (1)
		(As Revised)		(As Revised)
Gross profit	$66,896	$48,636	$130,367	$93,674
Amortization expense	2,860	2,678	5,637	5,355
Stock-based compensation	419	38	820	76
Non-GAAP Gross Profit	$70,175	$51,352	$136,824	$99,105
Non-GAAP Gross Profit Margin	81%	82%	82%	81%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020 (1)	2021 (2)	2020 (1)
		(As Revised)		(As Revised)
Operating income (loss)	$(16,055)	$3,744	$(20,248)	$(3,749)
Amortization expense	8,483	8,312	16,887	16,663
Stock-based compensation	4,106	764	6,938	1,575
Acquisition-related expense	2,215	1,636	2,325	3,236
Acquisition-related earnout	3,937	(3,700)	4,237	(3,700)
Offering costs	594	—	594	—
Payroll taxes related to stock-based compensation	221	—	616	—
Legal reserve	4,200	—	4,200	—
Non-GAAP Operating Income	$7,701	$10,756	$15,549	$14,025
Non-GAAP Operating Income Margin	9%	17%	9%	11%
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.
(2) Includes the three months ended March 31, 2021, which has been revised to correct the immaterial errors noted above.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020 (1)	2021 (2)	2020 (1)
		(As Revised)		(As Revised)
Net loss	$(16,467)	$(834)	$(21,056)	$(10,330)
Amortization expense	8,483	8,312	16,887	16,663
Stock-based compensation	4,106	764	6,938	1,575
Foreign currency transaction loss	308	13	526	317
Acquisition-related expense	2,215	1,636	2,325	3,236
Acquisition-related earnout	3,937	(3,700)	4,237	(3,700)
Offering costs	594	—	594	—
Payroll taxes related to stock-based compensation	221	—	616	—
Legal reserve	4,200	—	4,200	—
Discrete tax items	(101)	108	(51)	(277)
Provision (benefit) for income taxes(3)	—	(1,486)	—	(3,828)
Non-GAAP Net Income	$7,496	$4,813	$15,216	$3,656
Net loss per share:
Basic	$(0.14)	$(0.01)	$(0.18)	$(0.10)
Diluted	$(0.14)	$(0.01)	$(0.18)	$(0.10)
Weighted‑average shares used in computing net loss per share:
Basic	117,909,720	102,862,404	117,649,467	102,861,475
Diluted	117,909,720	102,862,404	117,649,467	102,861,475
Non-GAAP Net Income per Share:
Basic	$0.06	$0.05	$0.13	$0.04
Diluted	$0.06	$0.05	$0.13	$0.03
Weighted-average shares used in computing Non-GAAP Net Income per Share:
Basic	117,909,720	102,862,404	117,649,467	102,861,475
Diluted	120,521,776	105,348,252	120,499,563	105,326,099
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.
(2) Includes the three months ended March 31, 2021, which has been revised to correct the immaterial errors noted above.
(3) For the three and six months ended June 30, 2020, the related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rate for applicable jurisdictions, which was not materially different from our annual effective tax rate for full year 2020 of approximately 25%. For the three and six months ended June 30, 2021, our annual effective tax rate was impacted by changes in the domestic valuation allowance. Therefore, we used a tax rate of nil for the three and six months ended June 30, 2021 as this rate was materially different than our statutory rate.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020 (1)
				(As Revised)
Net cash provided by operating activities	$33,999	$16,812	$38,022	$9,515
Add:
Cash paid for interest	3	4,528	6	9,262
Cash paid for acquisition-related expense	1,033	—	1,094	1,600
Less:
Purchases of equipment and leasehold improvements	(1,921)	(327)	(5,211)	(1,366)
Unlevered free cash flow	$33,114	$21,013	$33,911	$19,011
Unlevered free cash flow margin	38%	34%	20%	16%
(1) Certain prior period amounts have been revised to correct immaterial errors.